Exhibit 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                          UNITED FIDELITY FINANCE, LLC


     This Certificate of Formation of United Fidelity Finance, LLC (the "Company"), dated as of November 13, 2001, has been duly executed and is being filed by Donald R. Neel, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.).

     FIRST. The name of the limited liability company formed hereby is United Fidelity Finance, LLC.

     SECOND. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation as of the date first above written.



                                             -----------------------------
                                             Donald R. Neel
                                             Authorized Person